BUTZEL LONG, a professional corporation
                               380 Madison Avenue
                               New York, NY 10017

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494
                           e-mail: barrett@butzel.com



                                    July 30, 2009





To the Trustees of Cash Assets Trust

     We consent to the incorporation by reference into post-effective amendment No. 35 under the 1933 Act and No. 34 under the 1940 Act of our opinion dated July 30, 2007.


                                  Butzel Long, a professional
                                   corporation


                                   /s/ William L.D. Barrett

                                  By:__________________________